FIRST AMENDMENT TO RETAIL LEASE AGREEMENT

This First Amendment to Lease (the "Amendment") is made and entered into as of the 29th day of January, 2007 by and between TMH MEDICAL OFFICE BUILDINGS, a Texas non-profit corporation ("Landlord") and NAZNEEN D'SILVA, successor TO ESPRESSO COFFEE COMPANY, INC. ("Tenant").

WHEREAS, Landlord and Tenant are parties to that certain Retail Lease Agreement dated January 10, 2003, Declaration of Commencement Letter dated March 20, 2003, and Landlord Consent to Assignment and Assumption dated July 1, 2003 (collectively the "Lease") for space containing 630 square feet described as Suite 245 on the second (2nd) floor (the "Premises") of the building commonly known as Scurlock Tower, and the address of which is 6560 Fannin Street, Houston, Harris County, Texas 77030 (the "Building"); and

WHEREAS, in accordance with Exhibit "E" of the Lease, Tenant was granted the right to renew the Term of the Lease for one (1) additional period of five (5) years; and

WHEREAS, by Letter dated September 21, 2007, Tenant exercised its right to renew by delivering written notice to Landlord; and

WHEREAS, the parties hereto desire to extend the Term of the Lease; and

WHEREAS, Landlord's Architect has re-measured the Building in accordance with BOMA (Building Owners and Managers Association) International standards, the parties hereto desire to amend the square footage of the Existing Premises; and

WHEREAS, parties hereto desire to amend the Lease all on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Name of Tenant: Effective as of the date of this Amendment, the name of Tenant as defined in the Lease shall be KOFFEE KORNER, INC. (the "Tenant").

2. Premises. Effective March 1, 2008, the Commencement Date of the Extension Term as defined herein, the square footage of the Premises shall increase due to the remeasurement of the Building in accordance with BOMA ("Building Owners and Managers Association") Standards. Therefore, on the Commencement Date as defined herein, the Premises shall contain 638 square feet.

3. Term. The "Term" as defined in the Lease shall be extended for a period of sixty (60) months (the "Extension Term") commencing on March 1, 2008 (the "Commencement Date") and expiring on February 29, 2013 (the "Expiration Date").

Tenant ________ Landlord ________

4. Rent. Effective on the Commencement Date and during the Extension Term as herein defined, Tenant shall pay to Landlord on or before the first day of each month as rent ("Rent") for such month the total of (i) One Thousand Eighty-Nine and 92/100 Dollars ($1,089.92) ("Base Rent"), and (ii) Tenant's Portion of Operating Expenses for such month, as defined in the Lease. All Rent payments shall be payable by Tenant in accordance with the terms of the Lease, and any partial calendar month shall be prorated.

5. Improvements to Premises. Tenant hereby agrees to accept the Premises in their existing condition (on an "as is" basis). Any and all improvements to the Premises shall be at Tenant's sole cost and expense.

6. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

This Amendment sets forth the entire agreement between the parties hereto and there have been no additional oral or written representation or agreements. Except as modified or amended herein, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written;

TENANT

KOFFEE KORNER, INC.,
a Texas corporation

By: [signature]
Name: Nazneen D'Silva
Title: President
Date:

LANDLORD

TMH MEDICAL OFFICE BUILDINGS,
a Texas Non-Profit Corporation

By: Noel R Rainey
Name: Noel R. Rainey
Title: President, CEO
Date: 2-13-07

KOFFEE KORNER INC
6560 Fannin #245
Houston Tx 77030

January 21, 2007

Ms Samantha Marshall
Lease Administrator
Methodist Medical Office Buildings
6560 Fannin #201
Houston Tx 77030

Re: Written notice for Lease renewal, lease dated Jan 10, 2003 between TMH & Espresso Coffee Company

Dear Ms Marshall,

As per exhibit E of the above referenced lease, please treat this as my written notice to exercise the renewal option.

Also would request my company status be changed to "Tenant" from "Assignee", and if applicable, a new lease.

We have immense gratitude towards the owners of TMH and the property management staff, for their courteous ways and prompt actions in resolving maintenance issues. We also take pride to be an amenity in the prestigious "SCURLOCK TOWERS", and look forward to serve tenants and visitors in times to come.

Kindly do the needful at your end, to initiate this process.

Assuring you our best,

Sincerely,

Nazneen Dsilva
Koffee Korners Inc

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION

This Consent is entered into as of the 1st day of July, 2003, by TMH MEDICAL OFFICE BUILDNGS, a Texas non-profit corporation, ("Landlord"), and ESPRESSO COFFEE CORPORATION, a Florida corporation, ("Assignor" and "Guarantor") and NAZNEEN D'SILVA, an individual, ("Assignee").

A. Assignor and Assignee have entered into that certain agreement ("Assignment Agreement") attached hereto as Exhibit "A" whereby Assignor assigned all of its right, title and interest in and to that certain Lease dated January 10, 2003 (the "Lease") by and between Landlord and Espresso Coffee Corporation, for those certain premises located in the Building know as Scurlock Tower (the "Building"), as more particularly described in the Lease and in the Assignment Agreement;

B. Assignor and Assignee have requested Landlord's consent to the Assignment Agreement and the transaction described therein;

C. Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

THEREFORE, in consideration of the foregoing preamble which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

1. Representations. Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign its entire right, title, and interest in the Lease to Assignee, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise; (iii) has full power and authority to enter into the Assignment Agreement with this Consent; and (iv) has assigned the Security Deposit, if any, as described in Section 7 of the Lease, to Assignee, and Assignor has full power and authority to do the same. Assignee hereby represents and warrants that Assignee has full power and authority to enter into the Assignment Agreement and this Consent.

2. Release Terms. Nothing contained in the Assignment Agreement or this Consent shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that the Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s), transfer(s), of the interest of the tenant under this Lease.

3. Review Fee. Assignor shall pay to Landlord the sum of $100.00 in consideration for Landlord's review and preparation of this Consent.

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION

4. Landlord's Consent. In reliance upon the agreements and representations contained in this Consent, Landlord hereby consents to this Transfer. This Consent shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord's consent to any subsequent assignment, sublease or other transfer under the Lease, no shall it constitute a waiver of any existing defaults under the Lease.

5. Notice Address. Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease. From and after the effective date of the Assignment, notices to Assignor shall be served at the following address:

Mr. Pete Osgard
President
315 West Forsyth Street
Jacksonville, Florida 32202

6. Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties that all parties are not signatories to the original of the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Consent on the day and year first above written.

LANDLORD:

TMH MEDICAL OFFICE BUILDNGS, a Texas non-profit corporation

By: ______________________

Name: Byron Burnett

Title: President/CEO

ASSIGNOR:

ESPRESSO COFFEE CORPORATION,
a Florida corporation

By: ______________________

Name: Pete Osgard

Title: President

ASSIGNEE:

NAZNEEN D'SILVA;
an individual

By: ______________________

Name: Nazneen D'Silva

Title: Individual

c:Lndlordconsnt

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS AGREEMENT AND ASSUMPTION OF LEASE (the "Agreement") is made effective as of the 1st day of July, 2003 (the "Effective Date") by and among ESPRESSO COFFEE COMPANY, INC., a Florida corporation, ("Assignor), and NAZNEEN D'SILVA, an individual, ("Assignee").

RECITALS

A. Assignor is the Tenant under that certain Lease (the "Lease"), with TMH MEDICAL OFFICE BUILDINGS, a Texas non-profit corporation, ("Landlord") a description of which is set forth on Exhibit "A" and a copy of which is attached to Exhibit "A", and specifically incorporated herein for all purposes;

B. Assignor desires to assign, transfer and convey the right, title and interest into and under the Lease to Assignee upon and subject to the terms hereinafter set forth;

C. Assignee desires to accept the assignment of the right, title and interest of Assignor into and under the Lease and to assume the obligations and liabilities of Assignor thereunder upon and subject to the terms hereinafter set forth;

E. Assignor and Assignee hereby execute and deliver this Agreement upon the condition precedent that the Landlord shall approve and consent to this Agreement in writing.

NOW THEREFORE, in consideration of One Dollar and No/100 ($1.00) in hand paid by Assignee to Assignor, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of the rights, title and interest in, to and under the Lease and to have and hold the same unto Assignee, its successors and assigns, subject to the terms hereof and the terms, covenants and conditions contained in the Lease, effective as of the Effective Date.

2. Assumption. Assignee hereby accepts the Assignment of Lease from Assignor and hereby assumes and agrees to observe and perform directly to Landlord under the Lease all of the obligations, terms covenants and conditions thereof to be performed by Assignor thereunder from and after the Effective Date.

ASSIGNOR P.O.   ASSIGNEE ND

3. Guaranty of Assignor. Assignor hereby unconditionally guarantees to Landlord, its successors or assigns, the prompt and complete performance of all of the obligations of Assignee now, or in the future, under the Lease and all of warranties, representations and covenants made by or imposed under the Lease. Assignor agrees upon the failure, refusal or neglect of Assignee to fulfill any obligation or covenant or maintain in effect any condition or covenant imposed under the Lease, Assignor will immediately do so within ten (10) days upon receipt of Landlord's written notice.

4. Electrical Usage and Meter: Both Assignor and Assignee hereby acknowledge that the Premises, as described in the Lease, and the space located next to the Premises known as Suite 240 currently occupied by another tenant, Audrey Fahlberg, Inc., ("Other Tenant"), are supplied electricity by the main electrical panel of the Building and one (1) electrical meter records the electrical usage of the Premises and Suite 240. Assignor and Assignee hereby acknowledge that the one (1) electrical meter is in the Other Tenant's name and the Other Tenant is responsible for the payment of such electrical usage to the electrical provider.

Assignee and Assignor hereby agree to pay the Other Tenant for its portion of the electrical usage in the amount of fifty-two percent (52%) of each monthly electrical bill within five (5) days of receipt of a bill or notice from the Other Tenant. Provided that Assignee or Assignor fail to pay the Other Tenant for its portion of the electrical usage, then the Other Tenant shall have the right, but not the obligation, to segregate both the Premises and Suite 240 and install one (1) additional separate meter to record the electrical usage in Suite 240.

5. Broker: Assignor and Assignee each warrant, represent and recognize that it has dealt with no broker with respect to this Agreement or the Lease. Each of Assignor or Assignee agrees to indemnify and hold harmless the other party from any and against all claims for brokerage or commission on account of this Agreement arising out of dealings with the party from the indemnification is sought.

6. Indemnification. Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all loss, costs, damages or expenses (including reasonable attorney's fees) which Assignee might incur or pay as a result of claims arising under the Lease prior to the Effective Date. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all loss, costs, damages, or expenses (including reasonable attorney's fees) which Assignor might incur or pay as a result of claims arising under the Lease from and after the Effective Date. This Paragraph 4 shall expressly survive a termination of this Agreement.

ASSIGNOR P.O. ASSIGNEE AF

7. Amendments. This Agreement may not be changed or terminate orally or in any manner other than by agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

8. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9. Counterparts. This Agreement may be executed in any number of counterparts each of which when executed shall constitute an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the 1st day of Dec., 2003.

ASSIGNOR:

ESPRESSO COFFEE COMPANY, INC., a Florida corporation

By: [signature]

Name: Ross Osgard

Title: Pres.

ASSIGNEE:

NAZNEEN D'SILVA, an individual

By: [signature]

Name: Nazneen D'silva

Title: Individual

ASSIGNMENT AND ASSUMPTION OF LEASE
Exhibit "A"
Copy of Lease Agreement

DECLARATION OF COMMENCEMENT OF LEASE

WHEREAS, TMH Medical Office Buildings, a Texas non-profit Corporation, (hereinafter referred to as "Landlord"), and Espresso Coffee Company, Inc., (hereinafter referred to as "Tenant"), did enter into a Lease covering Premises of approximately 630 square feet located in the Scurlock Tower at 6560 Fannin, Suite 245, Houston, Texas 77030, and

NOW THEREFORE, Landlord and Tenant do agree that the Premises were delivered to Tenant as required. Landlord and Tenant hereby agree as follows:

1. The "Commencement Date" as defined in the Lease shall be March 14, 2003.
2. The stated Lease Term shall expire on March 31, 2008.
3. Rental shall commence and be due and payable on March 14, 2003.

Agreed and accepted this 20th day of March, 2003.

TENANT

Espresso Coffee Company, Inc.

By: ______________________

Name: PETE OSGARD

Title: PRES.

LANDLORD

TMH Medical Office Buildings

By: ______________________

Name: Byron Burnett

TMH MEDICAL OFFICE BUILDINGS

SCURLOCK TOWER

RETAIL LEASE AGREEMENT

This Retail Lease Agreement is made this 10th day of January, 2003 between **TMH MEDICAL OFFICE BUILDINGS, a Texas nonprofit corporation** (hereinafter referred to as "Landlord") and **ESPRESSO COFFEE COMPANY, INC., a Florida corporation** (hereinafter referred to as "Tenant");

WITNESSETH:

In consideration of the mutual covenants set forth herein, Landlord and Tenant hereby agree as follows:

Section 1. PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Rent and on the terms and conditions hereinafter set forth, the Premises which shall consist of 630 square feet of space at the location designated as the "Premises" on Exhibit "A" attached hereto known as Suite 245 located on the Second (2nd) Floor of the professional office tower known as Scurlock Tower (hereinafter referred to as "Building") located at 6560 Fannin and on a tract of land containing approximately 0.7741 acres situated at the northeast corner of the block bounded by Fannin Street, Dryden Road, Main Street and University Boulevard Houston, Harris County, Texas (hereinafter referred to as "Land").

Section 2. TERM

This Lease shall be in force for a sixty (60) month term beginning on the 1st day of March, 2003, (hereinafter referred to as "Commencement Date") and ending on the 28th day of February, 2008, unless sooner terminated in accordance with this Lease. Landlord shall have no liability for any delay in the Premises becoming available for Tenant after said Commencement Date, whether caused by holding over by a prior Tenant or otherwise, but in such event the Commencement Date shall be delayed until the Premises are available to Tenant and the expiration date shall be extended by an equal amount of time in order to give effect to the full duration of the term.

Please see Renewal Option in Exhibit "E", Additional Provisions

Section 3. RETAIL USE

The Premises may be used for a gourmet coffee house, serving coffee, ice drinks and various pastries, and shall not be used for any other purpose.

Section 4. RENT

Tenant shall pay to Landlord at the address for Landlord provided herein on or before the first day of each month during the term as Rent for such month the total of (i) **$1,076.25** ("Base Rent") and (ii) Tenant's Portion of the Operating Expenses for such month, determined in accordance with Exhibit "B" attached

hereto. In addition to the amounts set forth in (i) and (ii) of this Section 4, and as a portion of the Rent, Tenant shall pay to Landlord the Percentage Rent referred to in Section 5 hereof.

Section 5. PERCENTAGE RENT

The Percentage Rent which shall be paid by Tenant under this Lease, and the times of payment of the Percentage rent, are set forth in Exhibit "C" of this Lease.

Section 6. TENANT'S RECORDS AND STATEMENT OF GROSS SALES

The business of Tenant and of any subtenant, licensee or concessionaire upon the Premises shall be operated so that a duplicate dated sales slip, dated invoice or dated cash register receipt, serially numbered, shall be issued with each sale or transaction, whether for cash, credit or exchange, and Tenant shall utilize or cause to be utilized, cash registers equipped with sealed continuous totals or such other devices for controlling sales as Landlord shall approve to record all sales. Furthermore, Tenant shall keep at all times during the term, at the Premises or at the general office of tenant in Harris County, Texas, full, complete and accurate books of accounts and records in accordance with accepted accounting practices with respect to all operations of the business to be conducted in or from the Premises, including the recording of Gross Sales (as defined in Exhibit "C" hereto) and the receipt of all merchandise into and the delivery of all merchandise from the Premises during the Term, and shall retain such books and records, copies of all tax reports and tax returns submitted to taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, dated cash register tapes and other documents and papers in any way relating to the operation of such business for at least three (3) years from the end of the period to which they are applicable, or, if any audit is required or a controversy should arise between the parties hereto regarding the rent payable hereunder, until such audit or controversy is terminated even though such retention period may be after the expiration of the term or earlier termination of this Lease. Such books and records shall be open at all reasonable times during the aforesaid retention period to the inspection of Landlord or its duly authorized representatives, who shall have full and free access to such books and records and the right to require of Tenant, its agents and employees, such information or explanation with respect to such books and records as may be necessary for a proper examination and audit thereof. The annual statements provided for in Exhibit "C" to this Lease shall be accompanied by the signed opinion of the independent certified public accountant stating specifically that he has read the definition of "Gross Sales" contained in this Lease, that he has examined the report of Gross Sales of such Lease Year (as defined in Exhibit "C" hereto), that his examination included such tests of Tenant's books and records as he considered necessary under the circumstances, and that such report accurately presents the Gross Sales of such Lease year. Landlord shall be permitted to divulge the contents of any of the statements provided for in Exhibit "C" to this Lease if such disclosure is in connection with any financing arrangements or assignments of Landlord's interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved and in which Landlord may be required to divulge such information. The quarterly and annual statements required in Exhibit "C" to this Lease shall be delivered to Landlord at the place to which notices are to be sent to Landlord pursuant to Section 25 hereof. The acceptance by the Landlord of payments of Percentage Rent shall be without prejudice to the Landlord's rights to an examination of the Tenant's books, records and accounts, in order to verify the amount of Gross Sales. Landlord may at any reasonable time, upon three (3) days' prior written notice to Tenant, cause a complete audit to be made of Tenant's entire books, records and other documents relating to the Premises (including the books and records of any subtenant, licensee or concessionaire) for all or any part of the three-year period immediately preceding the day of the giving of such notice by Landlord to Tenant. If such audit shall disclose that any of Tenant's quarterly or annual statements of Gross Sales understates Gross Sales made during the reporting period of the statement to the extent of three percent (3%) or more, Tenant shall pay to Landlord as additional rent within ten (10) days after demand the cost of said audit in addition to the deficiency in Percentage Rent, which deficiency shall be payable in any event together with interest thereon at the rate of ten percent (10%) per annum.

Section 7. <u>SECURITY DEPOSIT</u>

Tenant has deposited with Landlord **$1,076.25** as a security deposit for the performance of Tenant's obligations hereunder. Upon the expiration or termination of this Lease, Landlord shall refund to Tenant the Security Deposit less the portion thereof required to discharge any obligations of Tenant to Landlord that remain discharged at that time.

Section 8. <u>LANDLORD IMPROVEMENTS.</u>

The Premises shall be delivered to Tenant by Landlord in their existing condition and Tenant agrees to accept the Premises on an "as is", "where is" basis. Landlord shall have no obligation to construct any improvements or Tenant Improvements to the Premises. Any and all improvements or Tenant Improvements to the Premises shall be at Tenant's sole cost and expense.

Section 9. <u>TENANT IMPROVEMENTS</u>

Tenant Improvements are all improvements constructed in the Premises. The Tenant Improvements shall include, but shall be limited to all floor coverings, wall coverings, interior partitions, ceiling and lighting fixtures, furniture and fixtures, plumbing, hot water heater, heating, ventilating and air conditioning system and any signs permitted pursuant to Section 40 hereof. Tenant shall, at its sole cost and expense, construct the Tenant Improvements in the Premises in accordance with the procedures hereinafter set forth. Within thirty (30) days after the date of this Lease, Tenant shall furnish to Landlord the following: (hereinafter referred to as the "Tenant Plans"); (i) partitions and other improvements to be constructed by Tenant in the Premises with spaces designated as "Sales", "Storage", "Offices", "Toilets" and other similar designations, together with such other detailed descriptions as Landlord may require; (ii) complete information covering any special exhaust systems to be required in the Premises; and (iii) a complete lighting plan layout showing the location and wattage of all fixtures, together with a detailed interior layout plan showing merchandising fixtures and lighting thereof. Within thirty (30) days after the delivery of the Tenant Plans by Tenant to Landlord, Landlord shall either notify Tenant in writing of Landlord's approval of the Tenant Plans, or notify Tenant in writing of Landlord's disapproval of Tenant Plans, which notification shall set forth in reasonable detail the changes to such Tenant Plans required for approval by Landlord. If Landlord so notifies Tenant of Landlord's disapproval of the Tenant Plans, then Tenant shall revise the Tenant Plans in accordance with Landlord's requirements and submit the revised Tenant Plans to Landlord for review in the manner set forth above. Tenant shall complete the construction of the Tenant Improvements in the Premises in accordance with the Tenant Plans prior to the Commencement Date or within <u>ninety (90)</u> days after the date Landlord approves the Tenant Plans, whichever is later. All workmen, artisans and contractors employed in constructing the Tenant Improvements shall be obtained through or specifically approved by Landlord prior to the commencement of any work in the Premises.

Section 10. <u>LANDLORD'S SERVICES</u>

Landlord, in accordance with its Standard Building procedures in effect from time to time, shall furnish the Premises with water for normal office use and hot and chilled water service during the normal business hours of the majority of the tenants occupying space in the Building. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any rent be abated by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services or failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident, interruption or reduction in supply or any other occurrence or condition beyond the reasonable control of Landlord or by the making of repairs or improvements to the Premises or to the Building or Garage. Failure of Landlord to furnish such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing or performing any of its obligations under this Lease unless such failure substantially handicaps, impedes or impairs the normal use of the Premises by Tenant for the purposes authorized in this Lease and within a reasonable time after delivery to Landlord by Tenant of a written notice setting forth in

reasonable detail, a description of the services not so furnished, Landlord fails to commence curing any such failure or thereafter fails to continue the curing thereof with appropriate diligence and speed under the circumstances until cured. Except as specifically set forth above in this Section 10, Tenant shall pay the costs of all utility services used on the Premises by Tenant during the term, including but not limited to the cost of electricity used by Tenant. Tenant shall pay all charges for such utilities to the suppliers thereof as and when they become due and payable. Tenant shall pay the cost of all cleaning and janitorial services for the Premises. If Tenant so requests and enters into a written agreement with Landlord to pay Landlord's charges therefor, Landlord shall furnish the Premises with cleaning and janitorial services during the term.

Section 11. ALTERATIONS AND ADDITIONS

Tenant shall not make any alterations or additions to the Tenant Improvements, Premises or Building except with the prior written consent of Landlord. All Tenant improvements, alterations and additions to the Tenant Improvements, Premises and Building shall be the property of the Landlord and shall not be removed by Tenant either during or after the end of the term without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of the Tenant Improvements or any alterations or additions thereto. Tenant shall not permit any mechanics', materialmen or other liens to be fixed or placed against the Premises or Building or the Land and agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanics', materialmen's or other lien which is allegedly fixed or placed against any of the foregoing.

Section 12. MAINTENANCE AND REPAIR

Landlord shall provide all normal maintenance and repair to the exterior and structural portions of the Building and the common areas such as lobbies, stairs, corridors, restrooms, roof and elevators. Landlord shall not have any obligation to maintain, repair or replace any Tenant Improvements. Tenant, at its sole cost and expense, shall maintain and repair the Premises and otherwise keep the Premises in good order and repair, but all workmen, artisans and contractors employed for such purposes shall be obtained through or specifically approved by Landlord prior to the commencement of any work on the Premises. Additionally, due to the exposure of the Premises to the public areas of the Building, Tenant shall keep and maintain the Premises in an attractive and desirable condition as required by Landlord.

Section 13. REPAIRS BY TENANT

Subject to Section 21 hereof, Tenant hereby covenants and agrees, at its own cost and expense, to repair or replace any damage or injury done to the Building, Premises and Tenant Improvements caused by Tenant or Tenant's agents, employees, invitees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements and Tenant shall repay the cost thereof to Landlord on demand.

Section 14. PROHIBITED USE

Tenant shall not use or permit any other party to use all or any part of the Premises for any purpose not authorized in Section 3 hereof. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep or permit anything to be brought to or kept herein which is prohibited by or which will in any way conflict with any law, stature, ordinance or governmental rule or regulation now in force or hereinafter enacted or promulgated or which is prohibited by any standard form of fire insurance policy or which will in any way increase the existing rate of or affect any fire or other insurance which Landlord carries upon the Building or any of its contents; or cause a cancellation of any insurance policy covering the Building or any part thereof or interfere with the rights of other tenants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises or Building or commit or suffer to be committed any waste to, in, on or about the Premises or Building.

Section 15. RULES AND REGULATIONS OF BUILDING

Tenant shall perform and comply with all rules and regulations with respect to safety, care, cleanliness and preservation of good order in the Building that may be established from time to time by Landlord for tenants of the Building. The initial Rules and Regulations are set forth in Exhibit "D" attached hereto. Landlord shall not have any liability to Tenant for any failure of any other tenants of the Building to comply with such Rules and Regulations.

Section 16. COMPLIANCE WITH LAWS AND OTHER REGULATIONS

Tenant, at its sole cost and expense shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or occupancy certificate issued pursuant to any law by any public officers insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

Section 17. TENANT'S EQUIPMENT AND INSTALLATIONS

Except for normal office equipment, Tenant shall not install within the Premises any fixtures, equipment, facilities or other improvements until the plans therefore have been approved by Landlord and without the specific written consent of Landlord and Tenant's written agreement to pay additional costs and shall not install or maintain any apparatus or devices within the Premises which will increase the usage of air conditioning or water for the Premises to an amount greater than would be normally required for general use for retail space of comparable size in Houston, Texas.

Section 18. TAXES ON PERSONALTY AND TENANT IMPROVEMENTS

Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to all Tenant Improvements, equipment, fixtures, furniture and other property placed by Tenant in the Premises and all licenses and other fees or charges imposed on Tenant's use of the Premises.

Section 19. LANDLORD'S ACCESS

Landlord shall have the right at all reasonable times to enter the Premises to inspect the condition thereof, to show the Premises to prospective new tenants, determine if Tenant is performing its obligations under this Lease, perform the services or to make the repairs and restoration that Landlord is obligated or elects to perform or furnish under this Lease, make repairs or improvements to adjoining space, cure any defaults of Tenant hereunder that Landlord elects to cure and remove from the Premises any improvements thereto or property therein placed in violation of this Lease.

Section 20. INSURANCE

Landlord shall maintain during the term of this Lease, fire and extended coverage insurance insuring the Building, excluding the Tenant Improvements and Tenant's goods, furniture and property placed in the Premises, against damages or loss from fire or other casualty normally insured against under the terms of standard policies of fire and extended coverage insurance. Tenant shall be responsible for providing, at Tenant's own expense, all insurance coverage necessary for the protection against loss or damage from fire or other casualty for the Tenant Improvements and Tenant's goods, furniture and other property placed in the Premises.

Section 21. WAIVER OF CLAIMS

Anything in this Lease to the contrary notwithstanding, each party hereto hereby releases and waives all

claims, rights of recovery and causes of action that either such party or any party claiming by, through or under such party by subrogation or otherwise may now or hereafter have against the other party of any of the other party's directors, officers, employees or agents for any loss or damage that may occur to the Building, Premises, Tenant Improvements or any of the contents of any of the foregoing by reason of fire, Act of God, the elements or any other cause, including negligence of the parties hereto or their directors officers, employees or agents, that could have been insured against under the terms of standard fire and extended coverage insurance polices. Landlord shall not be liable to Tenant for any inconvenience or loss to Tenant in connection with any of the repair, maintenance, damage, destruction, restoration or replacement referred to in this Lease. Landlord shall not be obligated to repair, maintain, restore or replace or otherwise be liable for the damage to or destruction of any of the Tenant Improvements or any of Tenant's goods, furniture or other property placed in or incorporated in the Premises.

Section 22. INDEMNITY

Except for the claims, rights of recovery and causes of action that Landlord has released and waives pursuant to Section 21 hereof, Tenant shall indemnify and hold harmless Landlord and Landlord's agents, directors, officers, employees, invitees and contractors from and against any and all claims, losses, costs, damages and expenses (including but not limited to attorney's fees) relating to injury to or death of any person or damage to the property resulting from or arising in connection with any breach by Tenant of any provision hereof, Tenant's use or occupancy of the Premises, or any act, omission or neglect of Tenant or Tenant's directors, officers, employees, agents, invitees or guests or any parties contracting with Tenant relating to the Premises. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord and Landlord's directors, officers, employees and agents, for any damage or loss of any kind, for direct damages, consequential damages, loss of profits, business interruption and for any damage to property, death or injury to persons from any cause whatsoever including, but not limited to acts of other tenants, vandalism, loss of trade secrets or other confidential information, any damage, loss or injury caused by a defect in the Premises or the Building, pipes, air conditioning, heating, plumbing or by water leakage of any kind from the roof walls, windows, basement or other portion of the Premises or the Building, or caused by electricity, gas, oil, fire or any cause whatsoever in, on or about the Premises, Building or Land or any part thereof.

Section 23. NON-WAIVER

No consent or waiver, express or implied, by Landlord to or of any breach in the performance or observance by Tenant of any of its obligations under this Lease shall be construed as or constitute a consent of waiver to or of any other breach in the performance or observance by Tenant of such obligation or any other obligation of tenant. Neither the acceptance by Landlord of any rent or other payment hereunder, whether or not any default hereunder by Tenant is then known to Landlord, nor any custom or practice followed in connection with this Lease, shall constitute a waiver of any of Tenant's obligations under this Lease. Failure by Landlord to complain of any action or nonaction on the part of Tenant or to declare the Tenant in default irrespective of how long such failure may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. Time is of the essence with respect to the performance of every obligation of Tenant under this Lease in which time of performance is provided for herein. All rent and other amounts payable by Tenant under this Lease shall be paid without abatement, offset, counterclaim or diminution to any extent whatsoever. Except for the execution and delivery of a written agreement expressly accepting surrender of the Premises, no act taken or failed to be taken by Landlord shall be deemed an acceptance or surrender of the Premises.

Section 24. QUIET POSSESSION

Provided Tenant has performed all of its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the term subject to the provisions and conditions set forth in this Lease.

Section 25. NOTICES

Any notice required or permitted to be given hereunder by one party to the other shall be in writing with a statement therein to the effect that notice is given pursuant to this Lease and the same shall be given and shall be deemed to have been delivered, served and given upon receipt by the party to be notified or upon being placed in the United States mail, postage prepaid, by registered or certified mail, addressed to such party at the address provided for such party herein and at the address of Tenant's corporate offices as follows:

Espresso Coffee Company, Inc.
315 West Forsyth
Jacksonville, Florida 32202

Any notices to Landlord shall be addressed and given to Landlord at 6550 Fannin Street, Suite 201, Houston, Texas 77030. Prior to the Commencement Date, the address for notices to Tenant shall be the address set forth for Tenant on the signature page of this Lease; after the Commencement Date, the address for Tenant shall be the Premises. The addresses stated above shall be effective for all notices to the respective parties until written notice of a change in address is given pursuant to the provisions hereof.

Section 26. DEFAULT

The term "Act of Default" refers to the occurrence of any one or more of the following; (i) the failure of Tenant to pay when due any rent or other amount required to be paid under this Lease; or (ii) the failure of Tenant after thirty (30) days written notice from Landlord of Tenant's default in the performance of any of Tenant's obligations, covenants or agreements under this Lease, to do, observe, keep and perform with diligence and continuity any of such obligations, covenants or agreements; or (iii) the adjudication of Tenant to be bankrupt; or (iv) the filing by Tenant of a voluntary petition in bankruptcy, receivership or other related or similar proceedings; or (v) the making by Tenant of a general assignment for the benefit of its creditors; or (vi) the appointment of a receiver of Tenant's interests in the Premises in any action, suit or proceeding by or against Tenant's interest in the Premises by or against Tenant; or (vii) the institution of any proceedings against Tenant under any bankruptcy, receivership or similar laws, unless the occurrence of any such proceeding is cured by the same being dismissed or stayed within sixty (60) days thereafter; or (viii) the sale or attempted sale under execution or other legal process of the interest of Tenant in the Premises. If an Act of Default occurs, then Landlord at any time thereafter prior to the curing of such Act of Default and without waiving any other rights herein available to Landlord at law or in equity may either terminate this Lease or terminate Tenant's right to possession without terminating the Lease, whichever Landlord elects. In either such event, Landlord may repossess the Premises by forcible entry and detainer proceeding or appropriate proceedings or may without additional notice and without court proceedings reenter and repossess the Premises and remove all persons and property therefrom and Tenant hereby waives any claim arising by reason thereof or reason of issuance of any distress warrant or writ of sequestration and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, then Landlord may treat the Act of Default as an entire breach of this Lease and Tenant immediately shall become liable to Landlord for damages for the entire breach in a amount equal to the amount by which (i) the rent (including estimated adjustments) and all other payments due for the balance of the term is in excess of (ii) the fair market rental value of the Premises for the balance of the term as of the time of default, both discounted at the rate of six percent (6%) per annum to the then present value. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating the Lease, then Landlord may attempt to rent the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and other conditions as Landlord deems practical, and Tenant shall be liable to Landlord for the amount, if any, by which the total rent and all other payments herein provided for the unexpired balance of the term exceed the net amount, if any, received by Landlord from such re-renting, being the gross amount so received by Landlord less the cost of repossession, re-renting, remodeling and other expenses. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the term. In no case shall

Landlord be liable for failure to re-rent the Premises or collect the rental due under such re-renting. If Landlord elects to terminate tenant's right to possession without terminating the Lease, then Landlord shall have the right at any time thereafter to terminate this Lease, whereupon the foregoing provisions with respect to termination will thereafter apply as of the date of such termination of this Lease. If an Act of Default occurs or in case of any holding over or possession by Tenant of the Premises after the expiration or termination of this Lease, Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith including, but not limited, to reasonable attorney's fees, court costs and related costs plus interest thereon at the rate of ten percent (10%) per annum from the date such costs are incurred by Landlord. If Tenant fails to perform any one or more of its obligations hereunder, in addition to the other rights of Landlord hereunder, Landlord shall have the right but not the obligation to perform all or any part of such obligations of Tenant. Upon receipt of a demand therefor from Landlord, Tenant shall reimburse Landlord for (i) the cost to Landlord of performing such obligations and a reasonable profit and overhead, plus (ii) interest thereon at the rate of ten percent (10%) per annum from the date of demand. If the obligation so performed by Landlord involves any repair or maintenance or the removing by Landlord of any improvements to or use of the Premises not authorized by this Lease, such reasonable profit and overhead shall be ten percent (10%) of the cost to Landlord of performing such obligation.

Section 27. SURRENDER

On the last day of the term, or upon the earlier termination of this Lease, Tenánt shall peaceably and quietly surrender the Premises to Landlord, broom clean, in as good of a condition as when delivered to Tenant excepting only normal wear and tear resulting from normal use and damage by fire or other casualty covered by the insurance carried by Landlord prior to the surrender of the Premises to Landlord, Tenant, at its sole cost and expense, shall remove all liens and other encumbrances which have resulted from the acts or omissions of Tenant. If Tenant fails to do any of the foregoing Landlord, in addition to other remedies available to it at law or in equity may, without notice, enter upon, reenter, possess and repossess itself, by force, summary proceedings, ejectment or otherwise and may dispossess and remove Tenant and all persons and property from the Premises; and Tenant waives any and all damages or claims for damages as a result thereof. Any dispossession or removal of Tenant shall not constitute a waiver by Landlord of any claims by Landlord against Tenant.

Section 28. HOLDING OVER

If Tenant does not surrender possession of the Premises at the end of the Term or upon earlier termination of this Lease, at the election of Landlord, Tenant shall be a tenant-at-sufferance of Landlord and the rent and other payments due during the period of such holdover shall be two times the amount set forth above in effect immediately prior to end of the term or termination of this Lease.

Section 29. REMOVAL OF TENANT'S PROPERTY

Tenant shall retain the ownership of all movable equipment, furniture and supplies placed in or on the Premises by Tenant and shall have the right to remove such movable equipment, furniture and supplies prior to termination of this Lease provided that no Act of Default has been committed by Tenant which has not been fully cured in a manner acceptable to Landlord and further provided that Tenant repairs any injury to the Premises or Building resulting from such removal. Unless Tenant has made prior arrangements with Landlord and Landlord has agreed in writing to permit Tenant to Leave such equipment, furniture or supplies on the Premises for an agreed period, if Tenant does not remove such movable equipment, furniture and supplies prior to such termination, then, in addition to its other remedies at law or in equity, Landlord shall have the right to have such items removed and stored and all damage to the Premises or Building resulting therefrom repaired at the cost to Tenant or to elect that such movable equipment, furniture and supplies automatically become the property of the Landlord upon termination of this Lease, and Tenant shall not have any further right with respect thereto or reimbursement therefore. Upon the termination or expiration of this Lease the Tenant Improvements shall be the property of Landlord.

Section 30. LIENS

In addition to and cumulative of Landlord's statutory lien, Tenant hereby grants to Landlord a security interest in and to all furniture, furnishings, fixtures, equipment, merchandise and other property placed on the Premises by Tenant to secure the performance of Tenant's obligations under this Lease. At Landlord's request, Tenant shall execute and cause to be filed in the appropriate public records all documents required to perfect such security interest pursuant to the terms of the Texas Uniform Commercial Code.

Section 31. INTEREST

All amounts of money payable by Tenant to Landlord under this Lease, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum.

Section 32. ASSIGNMENT AND SUBLETTING

Landlord shall have the right to transfer and assign in whole or in part, by operation of law or otherwise its rights and obligations hereunder and Tenant shall attorn to any party to which Landlord transfers the Building. Upon any such transfer or assignment by Landlord, if the assignee assumes Landlord's obligations hereunder, then the assignor shall be relieved of all liability hereunder. Tenant shall not assign or otherwise transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, or any of its rights hereunder or any part thereof, or any right or privilege appurtenant thereto or permit any other party to occupy or use the Premises, or any portion thereof, without the express written consent of Landlord. Any such consent by Landlord shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent assignment, transfer, encumbrance, subletting, occupation or use by another person. Tenant shall not have any right or power to grant or suffer any lien, encumbrance, easement or other interest or right with respect to the Land or Building. Subject to the foregoing, the rights and the obligations of the parties hereunder shall inure to the benefit of and be binding on the parties hereto and their respective successors, assigns, heirs and legal representatives.

, such consent shall not be unreasonably withheld or delayed by Landlord. However, the Landlord reserves the sole right to approve or disapprove Tenant's proposed assignee(s) or subtenant(s) based on the proposed assignee's or subtenant's financial and credit worthiness as well as the ability to provide the same or better quality products and services.

P.O.

Section 33. LIGHT AND AIR

Neither diminution nor shutting off of light or air or both nor any other effect on the premises by any structure erected or condition now or hereafter existing on lands adjacent to the Building shall affect this Lease, abate rent or otherwise impose any liability on Landlord.

Section 34. CONDEMNATION

If all or any part of the Premises shall be taken as result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date Tenant is deprived of possession thereby. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent and awards with respect thereto except for an award, if any, specified by the condemning authority for any property that Tenant has the right to remove upon termination of this Lease. Tenant shall have no claim against Landlord for the value of any unexpired term.

Section 35. SUBORDINATION

The rights and interests of Tenant under this Lease and in and to the Premises shall be subject and subordinate to all deeds of trust, mortgages and other security instruments and to all renewals, modifications, consolidations, replacements and extensions thereof (the "Security Documents") heretofore and hereafter executed by Landlord covering the Premises, the Building, the Land or any parts thereof to the same extent as if the Security Documents had been executed, delivered and recorded prior to the execution of this Lease. After the delivery to Tenant of a notice from Landlord that Landlord has entered into one or more Security Documents, then during the term of such Security Documents Tenant shall deliver to the holder or holders of all Security Documents a copy of all notices to Landlord and shall grant to such holder or holders the right to cure all defaults, if any, of Landlord hereunder within the same time period provided in this Lease for curing such defaults and, except with the prior written consent of the holder of the Security Documents, shall not (i) amend this Lease, (ii) surrender or terminate this Lease except pursuant to a right to terminate expressly set forth in this Lease, or (iii) pay any rent more than one month in advance or pay any rent or other amounts payable hereunder other than in strict accordance with the terms hereof. The provisions of this subsection shall be self-operative and shall not require further agreement by Tenant; however, at the request of Landlord, Tenant shall execute such further documents as may be required to evidence and set forth for the benefit of the holder of any Security Documents the obligations of Tenant hereunder. At any time and from time to time upon not less than ten (10) days prior notice by Landlord a statement of the Tenant in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, if any), and stating whether or not to the best knowledge of Tenant the Landlord is in default in the keeping, observance or performance of any covenant, agreement, term provision or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement may be relied upon by any prospective purchaser, tenant, mortgagee or assignee of any mortgage of the Building or of the Landlord's interest therein.

Section 36. RULE AGAINST PERPETUITIES

The term of this Lease shall not begin or extend beyond the period of time permitted by the rule against perpetuities.

Section 37. LAWS

This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas.

Section 38. ENTIRE AGREEMENT

No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into and taking this Lease, it relies solely upon the representations and agreements contained in this Lease and no others. This Lease, including the Exhibits which are attached and a part hereof, constitutes the whole agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written agreement executed by both parties.

Section 39. DAMAGE OR DESTRUCTION

If the Building is damaged by fire or other casualty not caused by Tenant or Tenant's employees, agents, invitees or guests, and if as a result of such damage, the Premises or any part thereof cannot be occupied for a period of time in excess of seven (7) working days while such damage is being repaired, the rent shall be proportionately reduced for the period that such part of the Premises cannot be occupied as a result of such damage. If within thirty (30) days after the occurrence of such damage, Landlord does not commence to repair such damage and thereafter complete such repair within a reasonable time, either Landlord or Tenant shall have the right to terminate this Lease by giving written notice thereof to the other. Upon any

such termination, any prepaid rent applicable to the period following such termination shall be refunded to Tenant. Tenant shall not be entitled to any part of the proceeds of any policies of insurance carried upon the Premises by Landlord.

Section 40. SIGNS

Tenant shall have the right to install one (1) sign in the space above the main doorway to the Premises opening onto the interior corridor of the Building adjacent to the Premises, which sign shall be a size and of a design as determined by Landlord. Prior to commencement of installation of such sign, Tenant shall submit to Landlord for approval the detailed plans for the installation of such sign and the name of the contractor to be utilized by Tenant for the installation of such sign. The installation and maintenance of such sign shall be at Tenant's sole cost and expense. Tenant agrees to indemnify and hold harmless Landlord for any damage or injuries caused by the installation or operation of Tenant's sign, whether or not such damage or injury is caused by the negligence of Landlord or the agents or employees of Landlord. Except as specifically set forth in this Section 40, Tenant shall not install any signs within the premises. Without limiting the foregoing, Tenant shall not install any signs on the exterior windows or any other portion of the Building, nor any signs which are visible from outside caused by the negligence of Landlord or the agents or employees of Landlord of the Building without the written consent of Landlord.

Section 41. ADDITIONAL RULES AND REGULATIONS

Tenant shall comply in all respects with the following rules and regulations applicable to the Premises during the Term; (i) Tenant shall conduct its operations in the Premises under its present trade name, unless Landlord shall otherwise consent in writing, which consent shall not be unreasonably withheld; (ii) no auction, fire or bankruptcy sales may be conducted within the Premises without the prior written consent of the Landlord; (iii) Tenant shall not use the corridors adjacent to the Premises or the sidewalks adjacent to the Building for business purposes, but shall conduct its business within the Premises; (iv) except as specifically permitted in Section 40 hereof, Tenant shall not place in the interior or on the exterior of the Premises any signs, symbols, advertisements, lights or other similar objects or things visible to public view outside the Premises; (v) from and after the Commencement Date, the Premises shall be kept open for business with the public at least daily (Sundays and holidays excepted) during the hours of 9 a.m. until 5 p.m.; provided, however, if at least fifty percent (50%) of the retail Tenants in the Building are open beyond such hours, then Tenant shall also be open during such extended hours; (vi) Tenant shall not use any portion of the Premises for storage or other services except for its operations in the Premises; (vii) Tenant shall keep the Premises and surrounding areas free of trash or debris, and all trash and debris shall be removed from the Premises promptly and deposited in trash containers in a trash collection area to be designated by Landlord; (viii) Tenant shall not use or permit the use of any apparatus for sound reproduction or transmission or of any musical instrument in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Premises; (ix) Tenant shall not distribute, or cause to be distributed, in the Building any handbills or other advertising devices, and will not conduct or permit any activities that might constitute a nuisance; (x) Tenant shall keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises and shall not cause or permit strong, unusual, offensive or objectionable noise, odors, fumes, dust or vapors to emanate or be dispelled from the Premises; (xi) Tenant shall not load or permit the loading or unloading of merchandise, supplies or other property, nor ship, nor receive, outside the area and entrance designated therefor by Landlord from time to time and Tenant shall not permit the parking or standing, outside of said area of trucks, trailers or other vehicles or equipment engaged in such loading or unloading in a manner to interfere with the use of any Common Areas or any pedestrian or vehicular use; and (xii) Tenant shall use its best efforts to complete or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 5:00 p.m. each day.

Section 42. PARKING

Landlord shall provide, in the Building's parking garage (hereinafter called "Garage") parking for the automobiles of Tenant and its employees. The aggregate number of spaces which Landlord shall be required to make available shall be two parking spaces for each 1,000 square feet of Area of the Premises. Tenant shall pay as monthly parking rent for the parking spaces for each month (or portion thereof) the prevailing monthly contract rates established by Landlord from time to time pursuant to a separate written parking contract. Tenant covenants and agrees to comply with all of the terms of the parking contract. Tenant shall comply with such rules and regulations with respect to the use of the Garage as Landlord may establish from time to time. Upon the termination of this lease, Tenant's rights to such parking spaces shall terminate.

IN WITNESS WHEREOF, this Lease hereby is executed as of the date first above set forth.

LANDLORD
TMH MEDICAL OFFICE BUILDINGS
SCURLOCK TOWER

BY: B Burnett

NAME: Byron Burnett

DATE: 1-30-03

TENANT

BY: PRES.

NAME: Pete Osgand

DATE: 1-22-03

Address: Espresso Coffee Company, Inc.
315 West Forsyth
Jacksonville, Florida 32202

EXHIBITS ATTACHED

- **A - Floor Plan**
- **B - Operating Expenses**
- **C - Percentage Rent**
- **D - Rules and Regulations**
- **E - Additional Provisions**

TMH MEDICAL OFFICE BUILDINGS

EXHIBIT "A"

Premises
Scurlock Tower
Suite 245
Approximately 630 square feet



To Smith Tower
290
223
220
280
Security Desk
270
260
235
230
250
MECH ROOM
MECH ROOM
To Dunn Tower
200
210
225
240
245
630 Sq.Ft.
U.S. Post Office
To The Marriott

TMH MEDICAL OFFICE BUILDINGS

EXHIBIT "B"

OPERATING EXPENSES

1. The operating expenses shall be the aggregate of all amounts incurred (determined on an accrual basis) for the operation, maintenance and ownership of the Building, land, bridges, tunnels and other facilities connecting the Building or the Garage to other improvements, Landlord Improvements, Building Standard Improvements and/or equipment, fixtures and facilities used in connection therewith (whether situated in the Building, on the land or elsewhere), including but not limited to the cost of utilities, cleaning and janitorial services, repairs and refurbishing, restoration, insurance premiums (including, without limitation, premiums for casualty, liability and business interruption insurance), ad valorem taxes, personal property taxes, all other taxes and assessments, wages, salaries, benefits and other costs of all employees engaged in the operation and maintenance of the Building, security services, maintenance and service contracts for the equipment of the Building including alarm services, window cleaning, elevator maintenance and similar costs, amortization or depreciation of capital investment items installed primarily for the purpose of reducing operating or maintenance costs, landscaping and all labor, supplies, materials, tools and management fees attributable to the operation and maintenance of the Building, (hereinafter called" Operating Expense") but excluding (i) debt service, (ii) depreciation (iii) leasing commissions and (iv) repairs and restorations paid for by the proceeds of any insurance policy; provided, however, that if the Building is not fully occupied during any year, the Operating Expenses shall be the amount that the Operating Expenses would have been had the Building been fully occupied during all of such year, as determined by Landlord. On or before the Commencement Date, Landlord shall deliver to Tenant a statement setting forth Landlord's estimate of Tenant's Portion of the Operating Expenses for each month during the period beginning on the Commencement Date and ending on the last day of the calendar year in which the Commencement Date occurs and on or before the first day each calendar year thereafter, Landlord shall deliver to Tenant a statement setting forth Landlord's estimate of Tenant's Portion of the Operating Expenses for each month during such calendar year. The portion of the rent represented by Tenant's Portion of the Operating Expenses shall be paid on the basis of such estimate, but within 120 days after the end of each calendar year during the term, Landlord shall deliver to Tenant a statement setting forth in reasonable detail the actual Tenant's Portion of the Operating Expenses for such year. If the actual Tenant's Portion of the Operating Expense for such year exceeds the amount of the Operating Expenses for such year theretofore paid to Landlord by Tenant, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement. If the amounts paid to Landlord by Tenant for such year as Tenant's Portion of the Operating Expenses exceed the actual Tenant's Portion of the Operating Expenses, Landlord shall reimburse Tenant for such amount within thirty (30) days after delivery of such statement. Tenant, at its cost, shall have the right to inspect Landlord's records of the Operating Expenses referred to in such statement at Landlord's offices at any time during usual business hours within the one year period after delivery of such statement.

2. Tenant's Portion of the Operating Expenses for any year shall be the Operating Expenses multiplied by a fraction; the numerator of which is the number of square feet of Area that is covered by this Lease and the denominator of which is 95% of the number of square feet of Area of the Building. The exact amount of the Area of the Premises and the Building shall be determined by actual measurements made by Landlord's Architect.

TMH MEDICAL OFFICE BUILDINGS

EXHIBIT "C"

PERCENTAGE RENT

For purposes of this Lease, the term "Percentage Rent" shall mean, for each Lease Year (defined at the end of this Exhibit "C") the amount, if any, by which Eight Percent (8%) percent of the Gross Sales (defined at the end of this Exhibit "C") of Tenant for such Lease Year exceeds the Base Rent paid during such Lease Year. On or before the fifteenth (15th) day of each January, April, July and October during the Term, Tenant shall deliver to Landlord a complete statement, certified by Tenant (or, if Tenant is a corporation, by Tenant's chief financial officer), of the amount of Gross Sales made from the Premises during the calendar quarter ending on the last day of the month immediately preceding the month in which such statement is to be delivered, which statement shall be in such form and contain such details and breakdown as Landlord may reasonably require. Tenant shall pay to Landlord simultaneously with each such quarterly statement the amount by which (i) the product of the Percentage times the amount of Gross Sales made during the calendar quarter represented by such statement exceeds (ii)the Base Rent paid by Tenant to Landlord during the calendar quarter represented by such statement. Tenant shall also deliver to Landlord within sixty (60) days after the end of each Lease Year a complete statement certified by an independent certified public accountant employed or retained by Tenant (and accompanied by the opinion required under Section 6 hereof), showing in reasonable detail the amount of Gross Sales of Tenant during such Lease Year and the amounts paid to Landlord pursuant to the foregoing provisions of this Exhibit "C" for such Lease Year. An adjustment shall thereupon be made with respect to Percentage Rent as follows: if Tenant has paid to Landlord an amount greater than Tenant is required to pay as Base Rent and Percentage Rent under the terms of Section 4(i) hereof and this Exhibit "C", Tenant shall receive a credit of such difference or, if Tenant shall have paid an amount less than was required to be so paid, then Tenant shall forthwith pay such difference. In no event, however, shall the Rent to be paid by Tenant and retained by Landlord for any Lease Year be less than the sum of the amounts set forth in Section 4(i) and (ii) hereof.

"Lease Year" means each successive twelve (12) month period from January 1 through December 31 occurring during the Term; provided, however, that if the Term commences on a date other than January 1, the first Lease year shall begin on the Commencement Date and shall end of December 31 of the year in which the Commencement Date occurs, and the last Lease Year shall begin on January 1 of the year in which the Term ceases and shall end of the last day of the Term.

"Gross Sales" means the actual prices of all goods, wares and merchandise sold and the actual charges for all services and merchandise sold and the actual charges for all services performed by Tenant or by any subtenant, licensee or concessionaire in, at, from, or arising out of the use of, the Premises, whether wholesale or retail, whether for cash or credit, or otherwise, and including the value of all consideration other than money received for any of the foregoing, without reserve or deduction for inability or failure to collect, including, but not limited to sales and services: (i) where the orders therefor originate in, at, from or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place and regardless of the place of bookkeeping for, payment of, or collection of any account; or (ii) made or performed by mail, telephone, or telegraph orders received or filled in, at or from the Premises; or (iii) made or performed by means of mechanical and other vending devices in the Premises; or (iv) which Tenant, or any subtenant, licensee or concessionaire, in the normal and customary course of its business would credit or attribute to its operations at the Premises or any part thereof. Any deposit not refunded shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, irrespective of whether or when Tenant receives payment therefor. The following shall be excluded from Gross Sales: (i) any exchange of merchandise between stores of Tenant when such exchange is made solely for the convenient operation of Tenant's business and not for

the purpose of consummating a sale made in, at or from the Premises; (ii) returns to shippers or manufacturers; (iii) sales of fixtures, machinery and equipment, which are not stock in trade, after use thereof in the conduct of Tenant's business; (iv) amounts collected from customers and paid by Tenant to any government for any sales or excise tax; and (v) the amount of any discount on sales to employees. There shall be deducted from Gross Sales cash or credit refunds made upon transactions included within Gross Sales, not exceeding the selling price of merchandise returned by the purchaser and accepted by Tenant. No franchise, capital stock tax, tax based upon assets or net worth or gross receipts tax, and no income or similar tax based on income or profits shall be deducted from Gross Sales.

TMH MEDICAL OFFICE BUILDINGS

EXHIBIT "D"

BUILDING RULES AND REGULATIONS

1. Landlord will provide and maintain a directory on the concourse level of the Building for all tenants. No signs, advertisements or notices visible to the general public shall be permitted within the Building unless first approved, in writing, by Landlord.

2. Sidewalks, doorways, vestibules, halls, elevators, elevator foyers, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the premises and for going from one part of the Building to another.

3. Corridor doors, when not in use, shall be kept closed.

4. Plumbing, fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid for by tenant.

5. Landlord shall provide all locks for doors into each tenant's lease area and no tenant shall place any additional locks on any door in the leased area without Landlord's prior written consent. Two (2) keys for each lock on the doors in each tenant's leased area shall be furnished by Landlord. Additional keys shall be made available to tenants at tenant's cost. Tenants shall not have any duplicate keys made except by Landlord.

6. Electric current shall not be used for cooking or heating without Landlord's prior written permission.

7. No contractors or any other party shall perform any construction work in the Building unless such party and the procedures proposed to be followed by such party are approved in writing, by Landlord. This provision shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments and any and all installations of every nature affecting floors, walls, woodwork, trim, window, ceiling, equipment and any other physical portion of the Building.

8. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways or movement through the Building entrances or lobbies shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed between the tenant and Landlord in advance. Such pre-arrangement shall be initiated by the tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's discretion and control. Although Landlord's personnel may participate in or assist in the supervision of such movement, Tenant assumes final responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for tenant from time of entering property to completion of work. Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

9. The location, weight and supporting devices for any safes and other heavy equipment shall in all cases be approved by Landlord prior to initial installation or relocation.

10. No portion of Tenant's leased area shall at any time be used for cooking, sleeping or lodging quarters. No birds, animals or pets of any type (with the exception of guide dogs accompanying visually handicapped persons), shall be brought into or kept in, on or about tenant's leased area.

11. Tenants shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12. Each tenant shall endeavor to keep its leased area neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways, nor shall tenants place any trash receptacles in these areas.

13. Tenants shall not employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the Building, unless otherwise approved in writing by Landlord.

14. To ensure orderly operation of the Building, Landlord reserves the right to approve all concessionaires, vending machine operators or other distributors of cold drinks, coffee, food or other concessions, water, towels, or newspapers.

15. Landlord shall not be responsible to the tenants, their agents, employees, licensees or invitees for any loss of money, jewelry or other personal property from the leased premises or public areas for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

16. Tenants shall exercise reasonable precautions in the protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenants shall also report any thefts or losses to the Building Management office and security personnel as soon as reasonably possible after discovery and shall also notify the Building Management office and security personnel of the presence of any person whose conduct is suspicious or causes a disturbance.

17. Tenants, their employees, guests, licensees and invitees, may be called upon to show suitable identification and sign a building register when entering or leaving the Building at times other than normal Building operating hours and all tenants shall cooperate fully with Building security personnel in complying with such requirements.

18. Tenants shall not solicit from or circulate advertising material among other tenants of the Building except through the regular use of the U.S. mail service. Tenants shall notify the Building Management office or the Building security personnel promptly if it comes to their attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests, licensees or invitees.

19. Landlord reserves the right to deny entrance to the Building or to remove any person or persons from the Building in any case where the conduct of such persons involves a hazard or nuisance to any tenant of the Building or the public or in the event of fire or other emergency such as a riot, civil commotion or other similar disturbance involving risk to the Building, tenants or the general public.

20. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof is given to tenant, shall be binding upon it in like manner as if originally herein prescribed.

TMH MEDICAL OFFICE BUILDINGS

EXHIBIT "E"

ADDITIONAL PROVISIONS

The following additional provisions and modifications are hereby made to that Retail Lease Agreement between TMH Medical Office Buildings, as "Landlord", and Espresso Coffee Company, Inc., as "Tenant", as set forth in full therein:

1) **Renewal Option:** As additional consideration for the execution of this Retail Lease Agreement, the Landlord grants to the Tenant one (1) separate option to extend the term of this Lease for one (1) additional sixty (60) month period upon the same terms and conditions herein contained, except for the extension option granted herein, so long as the Tenant shall have fulfilled completely and timely all of the terms and conditions of this Lease; provided, however, that the Rent applicable during any such extension term shall be at the then current Prevailing Rental Rate (as hereinafter defined), provided such current Prevailing Rental Rate shall not be less than Tenant's Rental Rate paid in the previous month prior to the expiration of the Term of the Lease. For purposes of this Lease, current "Prevailing Rental Rate" shall mean the base rental and the Operating Expense Rate established by Landlord as of the date for which such current Prevailing Rental Rate and Operating Expense Rate is being calculated, per annum per square foot applicable to the floor of the Building on which the Premises is located and comparable space of comparable size for a similar term for fully credit-worthy tenants by reference to first-class Retail space primarily in the Building.

If Tenant elects to exercise the Renewal Option hereunder, it shall do so by giving the Landlord written notice of such election no less than twelve (12) months prior to expiration of the Expiration Date of this Retail Lease Agreement. Provided Tenant gives such notice, and provided that Tenant has fulfilled completely and timely all the terms and conditions of this Lease, the term of this Lease shall be extended for the additional period of years covered by the option so exercised with execution of an extension or renewal lease; provided, however, that if at the time any such renewal term commences, Landlord's standard lease form currently in use for the Building has changed, Tenant shall execute a new lease in such current form covering the renewal term. The failure of the Tenant to exercise its option for any additional period shall conclusively waive its option for subsequent additional periods, if any, and Landlord may enter into one or more leases covering all or any portion of the space contained in the Premises.